UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A
(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report
(Date of earliest event reported)

September 30, 2005

THE EXPLORATION COMPANY OF DELAWARE, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-9120	84-0793089
(State of	(Commission File	(IRS Employer
incorporation)	Number)	Identification No.)

500 North Loop 1604 East, Suite 250
San Antonio, Texas	78232
(Address of principal executive offices)	(Zip Code)

(210) 496-5300
(Registrant's telephone number,
including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01: Completion of Acquisition or Disposition of Assets

     As previously disclosed in Current Reports on Form 8-K filed on October 5, 2005 and October 17, 2005, The Exploration Company of Delaware, Inc. (the "Company") completed the sale of selected interests in its Maverick Basin holdings to EnCana Oil and Gas (USA) Inc. ("EnCana") for $80 million in cash (on a pre-adjusted basis), pursuant to a Purchase and Sale Agreement by and between the Company and EnCana.

     This Form 8-K/A amends the Current Report on Form 8-K filed on October 17, 2005 to include the pro forma financial information required by Item 9.01(b) of Form 8-K. Unaudited Pro Forma Condensed Consolidated Statements of Operations, derived from the historical consolidated financial statements of the Company, adjusted to reflect the material effects directly attributable to the Company's sale of holdings to EnCana, are attached hereto as Exhibit 99, and are incorporated herein by reference. Pro forma balance sheet information is not included, as the sale of assets to EnCana was reflected in the unaudited balance sheet as of September 30, 2005 included in the Company's Form 10-Q for the quarter ended September 30, 2005.

Item 9.01: Financial Statements and Exhibits

(a) Financial statements of business acquired. Not applicable.

(b) Pro Forma Financial Information. Unaudited pro forma condensed consolidated statements of operations of the Company for the year ended December 31, 2004 and the nine months ended September 30, 2005 are attached hereto as Exhibit 99 and are incorporated herein by this reference.

Exhibit Number	Description

99	Unaudited Pro Forma Condensed Consolidated Statement of Operations of the Company for the year ended December 31, 2004 and the nine months ended September 30, 2005

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: December 14, 2005

THE EXPLORATION COMPANY OF DELAWARE, INC.

/s/ P. Mark Stark

P. Mark Stark
Chief Financial Officer
(Principal Accounting and Financial Officer)